UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020 (August 11, 2020)

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

☐ Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01          Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03          Material Modification of Rights of Security Holders.

On August 14, 2020, KKR & Co. Inc. (the “Company”) issued 23,000,000 shares, or $1.15 billion aggregate liquidation preference, of its 6.00% Series C Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”) (including 3,000,000 shares, or $150.0 million aggregate liquidation preference, of Mandatory Convertible Preferred Stock issued upon exercise by the underwriters of over-allotment option in full) pursuant to a previously announced underwritten public offering (the “Offering”). In connection with the issuance of the Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on August 14, 2020 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon such filing. Additionally, in connection with the issuance of the Mandatory Convertible Preferred Stock, the limited partnership agreement of KKR Group Partnership L.P. was amended (the “LPA Amendment”) to provide for preferred units with economic terms designed to mirror those of the Mandatory Convertible Preferred Stock.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no Common Stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in cash, shares of Common Stock or a combination thereof, or a sufficient sum of cash or number of shares of Common Stock has been set aside for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock.  In addition, when dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date (or, in the case of any parity stock having dividend payment dates different from such dividend payment dates on a dividend payment date falling within a regular dividend period related to such dividend payment date), or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable regular record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of parity stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of parity stock then outstanding.

Unless converted or redeemed earlier in accordance with the terms of the Certificate of Designations, each share of the Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be September 15, 2023, into between 1.1662 shares and 1.4285 shares of Common Stock, in each case, subject to customary anti-dilution adjustments described in the Certificate of Designations. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to September 15, 2023.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Company’s board of directors, or an authorized committee thereof, at an annual rate of 6.00% on the liquidation preference of $50.00 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of  Common Stock or, subject to certain limitations, any combination of cash and shares of Common Stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, September 15, 2023, commencing on December 15, 2020.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to its stockholders after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, Common Stock.

If the Company’s previously announced acquisition (the “Acquisition”) of Global Atlantic Financial Group Limited has not closed on or prior to May 7, 2021 (or any later date as extended pursuant to the merger agreement relating to the Acquisition), or if such merger agreement is terminated or the Company determines in its reasonable judgment that the Acquisition will not occur, the Company will have the right, but not the obligation, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, as more fully described in the Certificate of Designations.

The foregoing description of the terms of the Mandatory Convertible Preferred Stock, the Certificate of Designations and the LPA Amendment in this Item 3.03 is qualified in its entirety by reference to the Certificate of Designations and Amendment No. 1 to Third Amended and Restated Limited Partnership Agreement of KKR Group Partnership L.P., which are included as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01          Other Events.

On August 11, 2020, the Company entered into an underwriting agreement with Goldman Sachs & Co. LLC, KKR Capital Markets LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein relating to the Offering.

The net proceeds from the Offering were approximately $1,115.9 million, after deducting underwriting discounts and estimated offering expenses.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are herewith filed or furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
1.1
Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated as of August 11, 2020, among KKR & Co. Inc. and Goldman Sachs & Co. LLC, KKR Capital Markets LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters.

3.1	Certificate of Designations of 6.00% Series C Mandatory Convertible Preferred Stock of KKR & Co. Inc.
4.1	Form of 6.00% Series C Preferred Stock Certificate (included within Exhibit 3.1).
5.1	Opinion of Simpson Thacher & Bartlett LLP regarding the legality of the shares of Mandatory Convertible Preferred Stock, dated August 14, 2020
10.1	Amendment No. 1 to Third Amended and Restated Limited Partnership Agreement of KKR Group Partnership L.P. dated January 1, 2020
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: August 14, 2020	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary